Exhibit 10.12

AGREEMENT

This AGREEMENT (this “Agreement”), dated as of January 29, 2024, is entered into by and among (i) Smart for Life, Inc., a Delaware corporation (the “Company”), (ii) Ceautamed Worldwide, LLC, a Florida limited liability company (“Ceautamed”), Wellness Watchers Global, LLC, a Florida limited liability company (“WWG”), and Greens First Female, LLC, a Florida limited liability company (“GFF”; each of Ceautamed, WWG and GFF are referred to individually as a “Seller” and collectively as the “Sellers”), (iii) First Group Acquisition Company, LLC, a Delaware limited liability company (“First Group” or “Senior Lender”), and (iv) First Health FL LLC, a Delaware limited liability company (“Purchaser”). Each of the Company, the Sellers, the Senior Lender and the Purchaser are collectively referred to herein as, the “Parties” and each individually as a “Party”.

RECITALS:

A. The Company, the Sellers and the Purchaser are entering into that certain Asset Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”; capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement), pursuant to which, at the closing of the transactions contemplated by the Purchase Agreement (the “APA Closing”), the Purchaser will purchase the Purchased Assets from the Sellers and assume the Assumed Liabilities; and

B. Effective as of, and subject to and conditioned upon, the APA Closing, (i) Purchaser will agree to assume the Senior Debt, and the Senior Lender will agree to the assumption by Purchaser of the Senior Debt and (ii) Senior Lender shall release the Company and its subsidiaries of their respective obligations in respect of the Senior Debt and shall release any Encumbrances of the assets of the Company and its subsidiaries securing the Senior Debt (it being acknowledged and agreed that the Senior Lender is not releasing any Encumbrance on the Purchased Assets and, following the APA Closing, the Senior Lender will have an Encumbrance on the Purchased Assets and all other assets (now or hereafter arising) of the Purchaser); and

C. Effective as of, and subject to and conditioned upon, the APA Closing, (i) D&D Hayes, LLC will be assigning and transferring to the Senior Lender that certain 5% Secured Subordinated Promissory Note, dated as of July 29, 2022 (the “Hayes Amortizing Note”), issued by the Company to D&D Hayes, LLC in the initial principal amount of One Million Seventy-Five Thousand Dollars ($1,075,000)(the “Hayes Amortizing Note Assignment”), and (ii) the Company, the Sellers and Senior Lender desire to amend the Hayes Amortizing Note following the Hayes Amortizing Note Assignment, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.
EFFECTIVENESS; SPECIFIC TRANSACTIONS

Section 1.01. Effectiveness. This Agreement shall be effective upon consummation of the APA Closing and shall not be effective unless and until the APA Closing occurs.

Section 1.02. Senior Debt. Effective upon, and subject to and conditioned upon, the APA Closing, (i) Purchaser shall, and hereby does, assume the Senior Debt (including, without limitation, all obligations under the Senior Loan Agreement and the other Loan Documents), (ii) Purchaser hereby acknowledges that, by virtue of the assumption of the Senior Debt, the Senior Lender will automatically have a first Encumbrance on the Purchased Assets and all other assets of the Purchaser (whether now existing or hereafter acquired) and, in any event, in order to secure the Purchaser’s obligations under the Senior Debt, the Purchaser hereby pledges, grants, assigns and transfers to the Senior Lender an Encumbrance on all of the assets of the Purchaser (whether now existing or hereafter acquired), including the Purchased Assets and (iii) the Senior Lender shall, and hereby does, release the Company and its subsidiaries as obligors of the Senior Debt and shall authorize the termination of any Encumbrances on the post-APA Closing assets of the Company and its subsidiaries securing the Senior Debt. For the avoidance of doubt, following the assumption of the Senior Debt by the Purchaser, the Senior Debt shall be secured by an Encumbrance on the Purchased Assets and all other assets of the Purchaser (whether now existing or hereafter acquired).

Section 1.03. Hayes Amortizing Note. The Company hereby consents to the Hayes Amortizing Note Assignment. Effective upon, and subject to and conditioned upon, the APA Closing and the Hayes Amortizing Note Assignment, the Company, the Sellers and the Senior Lender hereby agree to amend the Hayes Amortizing Note to provide as follows: (i) the Company shall be entitled to discharge the Hayes Amortizing Note for a cash payment to the Senior Lender in the amount of (y) Three Hundred Thousand Dollars ($300,000)(the “Reduced Principal Balance”) in lieu of the existing principal balance of the Hayes Amortizing Note in the amount of One Million Seventy-Five Thousand Dollars (the “Existing Principal Balance”), plus (z) interest on the Reduced Principal Balance at the rate of ten percent (10%) per annum; (ii) for each equity or debt financing (each, a “Financing”) consummated by the Company or any of its subsidiaries following the APA Closing until such time as all amounts due and owing pursuant to clause (i) above have been satisfied, the Company shall be obligated to pay to the Senior Lender an amount equal to One Hundred Thousand Dollars ($100,000) (or, if the proceeds received in a particular Financing are less than One Hundred Thousand Dollars ($100,000), the total amount of proceeds received in such Financing); (iii) the Encumbrance on the post-APA Closing assets of the Company and its subsidiaries evidenced by the Hayes Amortizing Note shall not be released until such time as the amounts set forth in clause (i) above are satisfied, in full; and (iv) if the Company or any of its subsidiaries defaults in the performance of its obligations pursuant to clause (ii) above, the Company shall be obligated to pay to the Senior Lender the Existing Principal Balance plus interest thereon at the rate set forth in clause (i)(z) above. For avoidance of doubt, effective upon the APA Closing, the difference between the Existing Principal Balance (plus any interest, default interest, costs or expenses due thereon) and the Reduced Principal Balance shall be forgiven and no longer due and payable by the Company, subject to clause (iv) above.

Section 1.04. Releases. The Company and the Sellers (collectively and individually, the “Releasing Parties”) do hereby, now and forever, fully and completely release, acquit and forever discharge the Senior Lender and the Purchaser and their respective directors, officers and agents (collectively, the “Released Parties”), of and from any and all actions, causes of actions, suits, debts, disputes, damages, claims, obligations, liabilities, costs, expenses and demands of any kind whatsoever, at law or in equity, whether matured, unmatured, liquidated or unliquidated, vested or contingent, known or unknow, that the Releasing Parties (or any of them) have against the Released Parties or any of them (whether directly or indirectly) as of the date hereof, except for any rights of the Company or the Sellers arising under this Agreement, the Purchase Agreement or any other agreement being entered into with any of the Released Parties in connection with the APA Closing. The Company and the Sellers each acknowledge that the foregoing release is a material inducement to each of the Senior Lender’s and the Purchaser’s decision to enter into this Agreement and for the Purchaser to consummate the transactions contemplated by the APA Closing.

ARTICLE II.
REPRESENTATIONS AND WARRANTIES

Section 2.01. Representations and Warranties of the Parties. Each Party, on its own behalf and not on behalf of any other Party, hereby represents and warrants to the other Parties as follows:

(a) Incorporation and Authority. Such Party is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. Such Party has all requisite corporate or limited liability company power to enter into, consummate the transactions contemplated by, and carry out its obligations under this Agreement. The execution and delivery by such Party of this Agreement and the consummation by such Party of the transactions contemplated by this Agreement have been duly authorized by all requisite corporate or limited liability company action on the part of such Party. This Agreement has been duly executed and delivered by such Party. Assuming due authorization, execution and delivery by the other Parties hereto, this Agreement constitutes the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms, subject in each case to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar Laws now or hereafter in effect relating to or affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

(b) Non-Contravention. Neither the execution, delivery and performance by such Party of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance by such Party with any of the provisions hereof or thereof, will (A) violate, conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination or acceleration of, or result in the creation of any Lien upon any of the properties or assets of such Party under any of the terms, conditions or provisions of (i) its governing instruments or (ii) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which such Party is a party or by which it may be bound, or to which such Party or any of the properties or assets of such Party may be subject, or (B) subject to compliance with the statutes and regulations referred to in the next paragraph, violate any Law, statute, ordinance, rule or regulation, permit, concession, grant, franchise or any judgment, ruling, order, writ, injunction or decree applicable to such Party or any of its properties or assets.

ARTICLE III.
MISCELLANEOUS

Section 3.01. Entire Agreement. This Agreement, together with the Purchase Agreement, the Senior Debt, the Hayes Amortizing Note and the other documents referenced herein, constitute the entire agreement, and supersede all other prior and contemporaneous agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereof.

Section 3.02. Amendments and Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by each of the Parties. No waiver of any breach or default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent breach or default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 3.03. Successors and Assigns. All of the covenants and provisions of this Agreement by or for the benefit of a Party shall bind and inure to the benefit of their respective successors and permitted assigns. No Party hereunder may assign its rights or obligations hereunder without the prior written consent of the other Parties hereto.

Section 3.04. Counterparts; Effectiveness. This Agreement and any amendment hereto may be executed and delivered in any number of counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No Party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each Party hereto forever waives any such defense.

Section 3.05. Effect of Headings. The section and subsection headings herein are for convenience only and not part of this Agreement and shall not affect the interpretation thereof.

Section 3.06. Further Assurances. The Parties hereby agree, from time to time, as and when reasonably requested by any other Party hereto, to execute and deliver or cause to be executed and delivered, all such documents, instruments and agreements, and to take or cause to be taken such further or other action, as may be reasonably necessary or desirable in order to carry out the intent and purposes of this Agreement.

Section 3.07. Governing Law. This Agreement will be governed by and construed in accordance with the Laws of the State of Florida. The Parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the state and federal courts located in Miami-Dade County Florida for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. The Parties hereby irrevocably and unconditionally consent to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such action, suit or proceeding and irrevocably waive, to the fullest extent permitted by Law, any objection that they may now or hereafter have to the laying of the venue of any such action, suit or proceeding in any such court or that any such action, suit or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

Section 3.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.09. Captions. The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 3.10. Severability. If any provision of this Agreement or the application thereof to any person (including the officers and directors of the parties hereto) or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination, the Parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.

Section 3.11. No Third Party Beneficiaries. Nothing contained in this Agreement, expressed or implied, is intended to confer upon any Person other than the Parties hereto (and their permitted assigns), any benefit, right or remedies.

Section 3.12. Termination. This Agreement shall terminate and be of no further force and effect if the APA Closing has not occurred by February 15, 2024.

[The remainder of this page is intentionally left blank—signature pages follow]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be duly executed as of the date first written above.

THE COMPANY:

SMART FOR LIFE, INC.

By:	/s/ Darren Minton
Name:	Darren Minton
Title:	Chief Executive Officer

SELLERS:

CEAUTAMED WORLDWIDE, LLC

By:	/s/ Alfonso J. Cervantes, Jr.
Name:	Alfonso J. Cervantes, Jr.
Title:	Executive Chairman

GREENS FIRST FEMALE, LLC

By:	/s/ Alfonso J. Cervantes, Jr.
Name:	Alfonso J. Cervantes, Jr.
Title:	Executive Chairman

WELLNESS WATCHERS GLOBAL, LLC

By:	/s/ Alfonso J. Cervantes, Jr.
Name:	Alfonso J. Cervantes, Jr.
Title:	Executive Chairman

PURCHASER:

FIRST HEALTH FL LLC

By:	/s/ Joseph X. Xiras
Name:	Joseph X. Xiras
Title:	Member

SENIOR LENDER:

FIRST GROUP ACQUISITION COMPANY, LLC

By:	/s/ Joseph X. Xiras
Name:	Joseph X. Xiras
Title:	Authorized Signatory